MILLENIUM MANAGEMENT, LLC

          199 S. LOS ROBLES AVENUE, SUITE 200 PASADENA, CALIFORNIA 91101
              TEL (626) 585-5920  FAX: (626) 585-5929

March 5, 2008

Via First Class Mail

[address]	Units:

[address]

[address]

Re:	Distribution by Secured Investment Resources Fund, L.P. II (“Partnership”) of

Limited Partnership Interests in Everest SIR 2 Properties, LP, and

Sunwood Village Joint Venture, Limited Partnership (“Sunwood”)

Dear Unit Holder of Secured Investment Resources Fund, L.P. II:

This letter explains a recent change to the Partnership in which you are a limited partner (or assignee unit holder). Please read it carefully and save it with your investment records regarding the Partnership.

The Partnership owns, indirectly, four properties, each of which is held in a separate “operating” limited partnership in which the Partnership is the sole limited partner or, in the case of Sunwood, the sole original limited partner. The four operating partnerships and their respective properties are described below:

Everest Cascade, LP (fka Cascade Joint Venture, L.P.) (“Cascade”), owns an 86 unit apartment complex in Topeka, Kansas;

Everest Bayberry, LP (“Bayberry”), owns a 54,000 square foot retail center in Lee’s Summit, Missouri;

Everest Hickory Glen, LP (fka Oak Terrace Joint Venture, LP) (“Hickory Glen”), owns a 129 unit independent senior living community in Springfield, Illinois; and,

Sunwood Village Joint Venture, Limited Partnership (“Sunwood”) owns a 252 unit apartment complex in Las Vegas, Nevada.

Effective February 29, 2008, the Partnership “spun off” its interests in its operating limited partnerships. The spin-off consisted of the following steps: Cascade, Bayberry and Hickory Glen were all transferred by the Partnership to a newly-formed entity: Everest SIR 2 Properties, LP, a Delaware limited partnership (“Everest SIR2”), in exchange for all of the limited partnership interest in Everest SIR 2. The Partnership is hereby distributing to its unit holders, such as you, one unit of limited partnership interest in Everest SIR2 for each unit of interest you hold in the Partnership.

Similarly, the Partnership is hereby distributing to its unit holders one unit of limited partnership interest in Sunwood for each unit of interest you hold in the Partnership.

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March 5, 2008

As a result, you now hold your units in the Partnership, and also hold the same number of units in two (2) additional partnerships: Everest SIR 2 and Sunwood.

WHY ARE WE DOING THIS? It will save a lot of money!

•

Spinning off the assets in this way will allow the Partnership to deregister from the SEC, liquidate and dissolve. New Sarbanes-Oxley reporting requirements will apply in 2008 to all SEC-registered entities, including the Partnership. The Partnership gets no benefit from being registered with the SEC, but incurs substantial costs to comply with auditing and reporting requirements which can be eliminated by deregistering from the SEC. This is the most efficient way to do it.

•

As reported in the Partnership’s Current Report on Form 8-K filed February 25, 2008, (available at www.EverestWorld.com ), the dispute regarding the sale of Sunwood, and Sunwood’s Chapter 11 bankruptcy reorganization, have been settled. As a result, the property held by Sunwood should be sold in 2008.

•

Other than the cost savings that results from no longer being publicly registered, there should be no difference to the limited partners between holding their investment in the Partnership and holding it in the separate entities.

•

The inconvenience of holding the investment in three partnerships should only exist in the 2008 tax year, because the Partnership and Sunwood should be liquidated and dissolved by the end of 2008, leaving you with an investment in only one partnership: Everest SIR 2 Properties, LP (holding Cascade, Bayberry, and Hickory Glen).

You have been registered on the books of Everest SIR 2 and Sunwood as the owner of the same number of units of limited partnership interests as the number of units of limited partnership interest that was registered to you on February 29, 2008 in the Partnership’s books.

The Partnership does not issue certificates to its owners, and neither does Everest SIR 2 or Sunwood. KEEP THIS LETTER as the confirmation that you own the number of units in each of those three partnerships that is set forth above by your name. If you hold your units in the Partnership as an assignee only, then you will hold your units in Everest SIR 2 and Sunwood as an assignee only, unless and until you are admitted as a substitute limited partner.

The spin-off also involved the adoption of an amended and restated limited partnership agreement for Sunwood, and the adoption of an agreement of limited partnership to govern Everest SIR 2. Each of these agreements are available for review and download at www.EverestWorld.com, or we will provide a copy to you at no charge upon your request.

For your 2007 taxes, you will only need the Partnership’s K-1, which you should receive promptly.

Very truly yours,

Millenium Management, LLC

General Partner

2

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